                                                              Exhibit 10.33


Certain portions of this Exhibit have been omitted based upon a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933. The omitted portions have been filed separately with the Securities and Exchange Commission.



                        DISTRIBUTION AND SERVICES AGREEMENT


         This Distribution and Services Agreement is entered into as of this 11st day of November, 1995 by and between Biogen, Inc., with principal offices located at 14 Cambridge Center, Cambridge, MA 02142 ("Biogen"), and Nova Factor, Inc., with principal offices located at 1785 Nonconnah Blvd., Suite 114, Memphis, TN 38132 ("Nova Factor").

         WHEREAS, Biogen has filed a Product License Application with the United States Food and Drug Administration for approval to market and sell Biogen's AVONEX-TM- beta interferon-1a in the United States in the treatment of multiple sclerosis;

         WHEREAS, Biogen is in the process of establishing a distribution network for the sale of AVONEX-TM-;

         WHEREAS, as part of its distribution network, Biogen intends to appoint preferred distributors to provide quality services to users of AVONEX-TM- and to provide data reporting and other services to Biogen;

         WHEREAS, Nova Factor has the facilities and expertise to distribute AVONEX-TM- to customers at their homes, to provide quality reimbursement assistance and other customer services to its customers and to provide data reporting and other services to Biogen;

         WHEREAS, Biogen is willing to appoint Nova Factor as a preferred distributor of AVONEX-TM- on the terms and conditions set forth in this Agreement, and Nova Factor is willing to accept such appointment.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement the following terms shall have the following meanings:

1.1      "Adverse Event" shall have the meaning set forth in 21 CFR 600.80.

1.2 "Affiliates" shall mean, with respect to a given party, any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with such party. For purposes of this Section 1.2, "control" shall mean direct or indirect ownership of greater than fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity.

1.3 "Average Wholesalers' Price" ("AWP") for purposes of this Agreement shall mean the suggested wholesale price submitted by Biogen in responding to inquiries from commercial publishers of pricing information, as adjusted by Biogen from time to time in its sole discretion. In the event Biogen decides not to submit a suggested wholesale price to commercial publishers of pricing information, the parties shall meet to discuss a revised definition of AWP for purposes of this Agreement.

1.4 "Commercial Launch" shall mean the date on which Biogen makes Product available for commercial sale after receipt from the FDA of approval to manufacture Product at Biogen's Cambridge facility and approval to market and sell Product in the Territory.

1.5      "Database" shall have the meaning set forth in Section 7.1.

1.6 "Facility" shall mean Nova Factor's facility located at 1785 Nonconnah Blvd., Suite 114, Memphis, TN or any other Nova Factor facility approved by Biogen prior to use by Nova Factor in connection with services to be provided under this Agreement, provided that a new facility which conforms to the plans referenced in Section 20 shall be deemed to have been approved by Biogen.

1.7      "FDA" shall mean the United States Food and Drug Administration.

1.8 "Home Delivery Customers" shall mean multiple sclerosis patients in the Territory who want Product delivered to their homes or to such other residence, office or similar locations as they may specify, not including pharmacies.

1.9      "Nova Factor Collection Policy" shall have the meaning set forth in
         Section 5.1 (iv).

1.10 "PLA/ELA filing" shall mean the Product License Application and Establishment License Application filed by Biogen with respect to Product.

1.11     *

1.12 "Product" shall mean Biogen's AVONEX-TM- beta interferon-1a for the treatment of multiple sclerosis in the packaged form listed in Schedule A hereto, as amended from time to time by the parties.

1.13 "Specifications" shall mean the Product specifications attached hereto as Schedule B as amended by Biogen from time to time.

1.14 "SOP" shall mean the written standard operating procedures, specifications and instructions approved by both parties as the same may be amended from time to time by the parties.

1.15     "Territory" shall mean the United States of America.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

2.   APPOINTMENT AS PREFERRED DISTRIBUTOR

2.1 Subject to the terms and conditions contained in this Agreement, Biogen hereby appoints Nova Factor and Nova Factor hereby accepts appointment as a nonexclusive, preferred distributor of Product to Home Delivery Customers. Nova Factor shall not sell Product other than to Home Delivery Customers without the prior written consent of Biogen. Biogen expressly reserves the right to appoint other distributors, to sell Product to wholesalers, pharmacy benefit managers and other third parties and to sell Product directly. Biogen shall provide Nova Factor with written notice at least thirty (30) days prior to the effective date of any agreement between Biogen and a third party under which Biogen grants the third party the right to sell Product to Home Delivery Customers which such notice shall specify the name of the third party.

3.   ORDERS, DELIVERY, FORECASTS

3.1 The parties hereto agree that, commencing upon Commercial Launch and continuing during the term of this Agreement, Nova Factor shall purchase Product from Biogen at the prices set forth in Section 8, and, subject to the right of Biogen to allocate supplies of Product under Section 3.6, Biogen shall supply Product to Nova Factor, for sale and distribution to Home Delivery Customers. Nova Factor shall order Product from Biogen in such quantities as are necessary to meet the demand for Product from Nova Factor's Home Delivery Customers. On average during any month, Nova Factor shall submit orders not more frequently than once per week. All orders shall be firm and Nova Factor shall not change or cancel an order without prior approval from Biogen. All purchases of Product by Nova Factor shall be on the terms and conditions set forth in this Agreement. No purchase order, invoice or other form shall be deemed to vary the terms of this Agreement. To assist Biogen in managing its manufacturing operations, Nova Factor shall furnish to Biogen, on the first day of each month, a nonbinding forecast of Nova Factor's anticipated needs for Product for such month and the following five months. Biogen shall assist Nova Factor in preparing forecasts for the first three months after Commercial Launch. Each forecast shall represent Nova Factor's good faith best estimate of its Product needs. Notwithstanding anything herein to the contrary, if Biogen receives an order in any month which would cause the total amount ordered for such month to exceed the amount shown on the first forecast for such month, Biogen shall have the right, in its sole discretion, to reject the order. As soon as Nova Factor's inventory falls to a one-week supply of Product, Nova Factor shall submit an order to Biogen for an additional two (2) weeks' supply of Product, based on Nova Factor's most recent forecast. Biogen shall notify Nova Factor of receipt from the FDA of approval to manufacture Product at Biogen's Cambridge facility and of approval to market and sell Product in the Territory and of the date of Commercial Launch.

3.2 Biogen shall ship Product to Nova Factor not more frequently than weekly FOB Biogen's warehouse facility. Biogen shall ship Product to Nova Factor by means of transportation




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


     (commercial truck or better) determined by Biogen and at Biogen's cost. While Biogen shall use reasonable efforts to avoid any delay in delivering Product on the delivery dates agreed upon by the parties, failure to deliver Product by the agreed upon date will not be sufficient cause for termination of this Agreement by Nova Factor as long as the delay does not extend beyond two (2) weeks from the agreed upon delivery date, nor will Biogen be liable to Nova Factor for late delivery.

3.3 Nova Factor shall unload each shipment of Product immediately upon receipt from Biogen in accordance with the applicable SOP. The parties acknowledge that preparation of the SOPs will continue after execution of this Agreement and Biogen and Nova Factor shall each use reasonable efforts and shall each cooperate with the other to develop a set of mutually agreeable SOPs within three (3) months after execution of this Agreement. Nova Factor shall store Product in a refrigerated storage area at the Facility. Nova Factor shall notify Biogen prior to moving Product to another location for storage and distribution. Nova Factor shall use storage facilities and storage conditions for Product which comply with applicable SOPs. Nova Factor shall at all times handle and store Product in accordance with applicable SOPs. Nova Factor shall not alter Product packaging without Biogen's consent (except to remove Product from the shipping containers) and shall not alter Product labeling except to add a prescription label to Product. Nova Factor shall at all times comply with the information and recommendations communicated by Biogen in writing with respect to the storage, handling and shipment of Products, provided that if such information and recommendations are materially different than those included in the SOPs or otherwise set forth in this Agreement and result in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement, the parties shall negotiate in good faith *. Nova Factor shall be responsible for all costs associated with storage, handling and shipment from the Facility of Product.

3.4 Nova Factor shall carefully examine Products upon delivery and shall notify Biogen within one (1) business day of any nondelivery of a portion of a shipment or any defect in any Product which is reasonably discoverable upon visual inspection of the Product without unloading individual shipping units. Along with notice of any defect, Nova Factor shall furnish to Biogen a detailed description of the nature of the defect. Upon receipt of notice of any defect or nondelivery, Biogen, at its option, shall replace or repair any defective Product or issue Nova Factor a credit in the amount of the purchase price paid for any defective Product or replace or issue Nova Factor a credit in the amount of purchase price paid for any undelivered Product. Except as set forth in Section 16, the preceding sentence sets forth Biogen's sole liability with respect to Product defects reasonably discoverable upon visual inspection of the Product without unloading individual shipping units or with respect to Product that is not in accordance with Nova Factor's order and Section 9.1 sets forth Biogen's sole liability with respect to other Product defects and Biogen shall not be otherwise liable to Nova Factor. In the absence of written notice from Nova Factor to Biogen in accordance with the terms of this Section 3.4, a shipment of Products shall be deemed to have been delivered and accepted by Nova

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

     Factor as complete and in satisfactory condition. Nova Factor shall, at Biogen's request and expense, follow Biogen's instructions to return to Biogen or Biogen's third party disposal company any Products delivered to Nova Factor which are not in compliance with the Specifications. Nova Factor shall cooperate with Biogen in investigating the cause of any defect in Product.

3.5 Title to Product shall transfer to Nova Factor upon delivery of Product to the carrier for shipment to the Facility. Risk of loss of Product shall transfer to Nova Factor upon delivery of Product to the Facility.

3.6 Notwithstanding anything herein to the contrary, in the event of a shortage of Product, Biogen reserves the right to allocate available supplies of Product in its sole discretion. If Biogen is not able to supply Product to Nova Factor in the quantities ordered by Nova Factor for more than twelve (12) weeks on any occasion during the term of this Agreement because of a Product shortage, Nova Factor shall have the right to terminate this Agreement for material breach under Section 14.3 excluding the thirty (30) day cure period.

4.   CUSTOMER ORDERS AND HOME DELIVERY

4.1 Marketing and sales literature distributed by Biogen's sales force will contain a Biogen toll-free number as the point of contact for all potential customers for Product. Biogen's customer service representatives shall include Nova Factor in their description to potential customers of various purchase and delivery options for Product, and, if a potential customer expresses interest in Nova Factor's home delivery program, the Biogen customer service representative shall forward the call or direct the customer to Nova Factor. Biogen and Nova Factor shall mutually agree on the description of Nova Factor to be used by Biogen's customer service representatives. Biogen shall provide Nova Factor with a copy of the script used by Biogen's customer service representatives in describing Product distribution options to potential customers. Nova Factor shall maintain a telephone line dedicated to calls transferred from Biogen and to calls from customers for Product. Nova Factor shall answer all calls from customers for Product in accordance with a script mutually agreeable to Biogen and Nova Factor. If the customer has volunteered information to Biogen or has previously been in contact with Biogen's third party reimbursement agency, Biogen or the agency shall transmit the information to Nova Factor. At Biogen's request, Nova Factor shall assist Biogen in developing a standard intake form for initial customer contact. Nova Factor shall direct to Biogen's customer service operation all potential users of Product who contact Nova Factor directly in accordance with a script mutually agreeable to Biogen and Nova Factor.

4.2 Nova Factor shall ship Product to customers at their homes or to any other residence, office or similar location designated by customer, not including pharmacies, via Federal Express standard overnight delivery service or another mutually agreed to overnight carrier. Nova Factor shall package Products for shipment in insulated shipping units in accordance with the applicable SOP. Nova Factor shall use its best efforts to ship Products such that Product having the earliest expiration date is shipped first from available inventory. Nova Factor shall track each shipment of Product to customer and confirm receipt. If product is not received by the intended customer, Nova Factor shall use reasonable efforts to track the missing shipment until found and, if found, shall retrieve the missing shipment. Any shipment not delivered to the intended recipient which is found shall be retrieved by Nova Factor and, if determined by Nova Factor to be unusable, shall be disposed of by Nova Factor.

4.3 Except for initial shipments made to a customer's home or designated location and except where the customer's payor requires preapproval of subsequent shipments. Nova Factor shall, subject to Product availability, ship Product to a customer within 48 hours of receipt of an order. Nova Factor shall use reasonable efforts to obtain reimbursement clearance, if necessary, for anticipated subsequent orders from a customer prior to actual receipt of the subsequent order. Nova Factor shall ship each initial order and any subsequent order which requires reimbursement clearance to a customer's home or designated location within 48 hours of reimbursement clearance unless Biogen and Nova Factor have agreed upon a first shipment program. At Biogen's request, Biogen and Nova Factor shall work together to develop a first shipment program to allow shipment of initial quantities of Product to a patient prior to reimbursement clearance. If the parties have agreed upon a first shipment program, Nova Factor shall comply with the timelines for delivery of Product contained in the program.

4.4 Nova Factor shall be responsible for all billing and collection in connection with its sales of Product. Nova Factor shall not bundle sales of Product with other products or services, provided that Nova Factor may list Product on the same invoice with other products for the same customer, if required by the customer's insurance provider, as long as the Product price and any negotiated discount from or allowance taken with respect to the Product price are listed separately. Nova Factor may bundle shipments of Product with other products for delivery to the same customer, provided that such bundling is covered by an SOP.

4.5 Nova Factor shall be responsible for all costs associated with distribution and delivery of Products to its customers.

5.   REIMBURSEMENT-RELATED SERVICES

5.1 To ensure a consistent, high level of services and to maintain consistency of communications with end-users of Product, the parties have agreed that Nova Factor will, as part of its commitment to its customers, provide the following services for each potential or existing Nova Factor customer who contacts Nova Factor for home delivery of
     Product:

     (i) Nova Factor shall collect the relevant insurance information from each new customer who has insurance and shall obtain confirmation of the existence and extent of insurance coverage for Product from the customer's insurance provider or other third party payor. Nova Factor shall use its best efforts to confirm reimbursement coverage within one (1) week of receipt of an order from a customer. Biogen understands that, despite Nova Factor's best efforts, confirmation of reimbursement coverage will often take longer than one (1) week.

     (ii) Nova Factor shall accept assignment of benefits from each customer with reimbursement coverage unless the customer's insurance provider or other third party payor does not allow assignment of benefits. To effect the assignment of benefits, Nova Factor shall, within two (2) business days of initial contact with each customer, provide to the customer the applicable forms and instructions for assignment of benefits and shall file the forms with the customer's insurance provider or other third party payor at the time of Product shipment and billing.

     (iii) Upon receipt of the appropriate approval, Nova Factor shall bill and submit the appropriate claims to each customer's insurance provider, third party payor or other responsible party, including Medicaid, but not including Medicare.

     (iv) Consistent with applicable law and Nova Factor's standard collection policy, a copy of which is attached hereto as Schedule C (the "Nova Factor Collection Policy"). Nova Factor shall use its best efforts to collect the amount allowed from each customer's insurance provider or other third party payor, and shall work with customers and negotiate with providers and third party payors to maximize reimbursement coverage.

     (v) Nova Factor shall bill patient co-payments, self-pays or deductibles and shall use reasonable good faith efforts to collect such payments consistent with applicable law and the Nova Factor Collection Policy. Nova Factor shall provide Biogen with a copy of any changes to the Nova Factor Collection Policy prior to implementation of such changes.

     (vi) Nova Factor shall make the intake coordinator function available from 9:00 a.m. to 8:00 p.m., E.S.T, Monday through Friday, except Nova Factor holidays, to answer customer, insurance provider, third party payor and prescriber reimbursement questions. Biogen will, in its sales and marketing material, list Biogen's toll-free number as the number for users of the Product to call with reimbursement questions. When Biogen receives a telephone call from a Nova Factor customer with a reimbursement question, the Biogen customer service representative will transfer the telephone call to Nova Factor.

     (vii) Nova Factor shall use its best efforts to resolve reimbursement issues of customers who would like to purchase Product from Nova Factor. If Biogen has engaged a third party to provide reimbursement support services to Biogen, Nova Factor shall direct certain reimbursement inquiries to such third party and share relevant information with such third party, as specified in guidelines established by Biogen.

     (viii) Biogen shall furnish to Nova Factor the criteria for eligibility in Biogen's financial assistance program, and Nova Factor shall direct potential customers who meet the criteria to Biogen's customer service department.

5.2 Nova Factor shall not deny Product to customers who do not have insurance or who have insufficient insurance coverage if the customer has the ability to self-pay.

5.3 Nova Factor shall be responsible for all costs associated with the services provided under this Section 5.

5.4 Nova Factor shall be responsible for assuring that the services provided under this Section are carried out in a manner consistent with applicable federal and state laws.

6.   OTHER SERVICES

6.1 Nova Factor shall ensure that a licensed pharmacist, who is properly trained to answer Product-related questions or requests for emergency supplies of Product, is available by telephone (i) from 9:00 a.m. to 6:00 p.m. E.S.T., Monday through Friday, except Nova Factor holidays, for routine calls and (ii) twenty-four hours (24) per day for emergency calls. Biogen's customer service representatives will direct any appropriate calls from Nova Factor's customers received on Biogen's toll-free line to the Nova Factor pharmacist.

6.2 Nova Factor shall, to the extent consistent with applicable federal and state pharmacy laws, contact each of its customers approximately one week before the customer's supply of Product, assuming proper administration, will be depleted to determine if the customer needs a new supply of Product.

6.3 Upon receipt of an order from a new customer, Nova Factor shall inquire whether the customer has received Product administration training. If the customer has not received Product administration training or would like to receive additional training, Nova Factor shall direct the patient to Biogen's customer service department or such other contact as Biogen shall designate.

6.4 Nova Factor shall maintain an inventory of Product educational materials developed and provided by Biogen. Nova Factor shall, to the extent permissible under applicable laws, ship the materials as requested by Nova Factor's customers or by its customers' insurance providers or other third party payors.

6.5 To the extent allowable under applicable law, Nova Factor's customer service representatives shall call each new customer one to three weeks after the customer has received an initial shipment of Product to check on the customer's progress. In checking on the customer's progress, Nova Factor shall use a script and checklist mutually agreeable to the parties. At Biogen's request, Nova Factor shall during its telephone conversations with customers conduct additional clinical efficacy and customer satisfaction surveys provided by Biogen and shall report the resulting information to Biogen in a manner consistent with any confidentiality restrictions. The parties shall negotiate, in advance, the fee for each additional survey initiated by Biogen.

6.6 Nova Factor shall be responsible for assuring that the services provided under this Section are carried out in a manner consistent with applicable federal and state laws, including state pharmacy laws.

7.    DATA AND REPORTS

7.1 Nova Factor shall maintain in a separate, Biogen-specific database (the "Database") the information specified in Schedule D for each customer and each order. In addition, Nova Factor shall maintain in the Database information, by customer, regarding (i) *, (ii) *, and (iii) any other information Biogen reasonably requests Nova Factor to track to the extent that collection of such other information will not result in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement.

7.2 Nova Factor shall generate and furnish to Biogen monthly and weekly reports from the Database as specified in Schedule D and such other reports as Biogen may from time to time reasonably request to the extent that generation of such other reports will not result in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement. The reports shall identify customers only by number and not by name.

8.    PAYMENT

8.1   Nova Factor shall purchase Product from Biogen at a price *

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.


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

      * Nova Factor shall have sole responsibility and authority for determining the price at which it will sell Product to its customers.

8.2 All amounts due hereunder shall be payable by check to Biogen in United States funds. Biogen shall invoice Nova Factor for all amounts due
      hereunder. Payment by Nova Factor shall be due within *      (*) days
      from the date of the invoice or on such other payment terms as the parties shall mutually agree. Biogen shall have the right to charge interest on a per diem basis on any amounts past due at an annualized rate of one and one-half percent (1-1/2%) over the prime rate then in effect at the Bank of Boston, Boston, Massachusetts.

8.3 Except as otherwise expressly set forth herein, Nova Factor shall be responsible for all costs and expenses associated with fulfilling its obligations under this Agreement.

8.4 All prices are exclusive of federal, state and local excise, sales, use and other taxes levied or imposed on the sale, shipment, delivery, ownership, possession or resale of Product or any other activities contemplated under this Agreement. Except for taxes on Biogen's income. Nova Factor shall be liable for any pay all taxes imposed in connection with the activities contemplated hereunder.

8.5 During the term of this Agreement and for a period of three (3) years after termination or expiration of this Agreement, Nova Factor shall keep complete and accurate records of sales of Product in sufficient detail to enable Biogen to calculate and confirm *. Nova Factor shall permit Biogen, during the term of this Agreement and for a period of three (3) years after termination or expiration of this Agreement, to examine periodically, but not more than once per year during regular business hours, the books, ledgers and records of Nova Factor for any year for the purpose of and to the extent necessary to verify the information provided by Nova Factor *. The cost of such examination shall be borne by Biogen unless it shall be established by Biogen that, as a result of an error in information provided by Nova Factor, there
      was a miscalculation * Nova Factor exceed $*      per audit.

8.6   *

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

9.    REPLACEMENTS AND RETURNS

9.1 In the event Nova Factor or a Nova Factor customer returns or requests to return a Product, Nova Factor shall promptly notify Biogen and Biogen shall, upon return of Product, unless the customer requests replacement Product, give Nova Factor a credit in the amount of the purchase price paid by Nova Factor for the returned Product, provided that the Product is returnable and returned under Biogen's then current Return Goods Policy, a copy of which Biogen shall furnish to Nova Factor, and provided that the reason for the return of the Product does not arise from (i) the negligence or intentional misconduct of Nova Factor or any of its agents or employees, (ii) failure of Nova Factor to follow applicable SOPs or to otherwise comply with the terms of this Agreement or (iii) misdelivery or loss of Product by a carrier used by Nova Factor. For any return of Product authorized by Biogen, Nova Factor shall send the Product, or shall instruct customers to send the Product, to Biogen or Biogen's designated disposal company as specified and in the manner described in the then current Return Goods Policy.

9.2 If a Nova Factor customer requests replacement Product for Product returned under Biogen's then current Return Goods Policy or under circumstances in which Biogen will otherwise furnish replacement Product at no charge under the Return Goods Policy, Nova Factor shall furnish the replacement Product to the customer from Nova Factor's inventory. At the end of each month, Nova Factor shall furnish Biogen with a list specifying (i) the quantity of replacement Product supplied to customers under circumstances in which Biogen will supply replacement Product at no charge under its then current Return Goods Policy and (ii) the name of the relevant customers. Biogen shall deliver to Nova Factor an amount of Product equal to the amount used by Nova Factor as replacement Product consistent with Biogen's then current Return Goods Policy, at no cost to Nova Factor. If Biogen determines not to supply replacement Product at no charge, Nova Factor may purchase the replacement Product at the prices and on the terms set forth in Section 8. Biogen shall not supply replacement Product to Nova Factor at no charge if the need for replacement product arises from (i) the negligence or intentional misconduct of Nova Factor or any of its agents or employees, (ii) failure of Nova Factor to follow applicable SOPs or to otherwise comply with the terms of this Agreement or (iii) misdelivery or loss of Product by a carrier used by Nova Factor. Biogen may change its Return Goods Policy in its sole discretion, provided that if any change results in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement, the parties shall meet *.

9.3 In the event that in any quarter the quantity of Products returned by Nova Factor's customers under the Return Goods Policy or the quantity of replacement Product provided to Nova Factor by Biogen, at no cost, for Nova Factor's customers exceeds *% of the total quantity of Product sold by Nova Factor in the quarter, the parties shall meet to negotiate in good faith *.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

9.4 Nova Factor shall cooperate with Biogen in investigating the need for any replacement Product or the reason for return of a Product by a Nova Factor customer.

10.   ADVERSE EVENT REPORTING AND CUSTOMER COMPLAINTS

10.1 Nova Factor shall notify the designated contact in Biogen's Drug Safety and Medical Information Group (or such other person as Biogen may designate), by telephone, immediately (but in no event later than one
      (1) business day) after receipt of notice of an Adverse Event associated with the Product or after Nova Factor or any of its agents or employees becomes aware of an Adverse Event associated with the Product. Nova Factor shall confirm each notice of an Adverse Event by providing to Biogen within two (2) business days a written report in the format required for Adverse Events by the FDA, or, at Biogen's request, in the format provided by Biogen. All communications and reports regarding Adverse Events shall be sent to: Biogen, Inc., 14 Cambridge Center, Cambridge, MA 02142, Attention: Director - Drug Safety and Medical Information Group, Fax No. (617) 679-2342, or to such other address as Biogen may from time to time designate.

10.2 Nova Factor shall give notice by fax to Biogen's customer service department within two (2) business days of all customer complaints related to Product, other than Adverse Events, and all labeling and package insert issues, specifying the nature of the complaint or issue. Nova Factor shall send Biogen a monthly report describing all complaints related to customer service. The parties shall mutually agree on Product information to be used by Nova Factor in addressing customer complaints, Adverse Events and labeling and package insert issues.

10.3 Nova Factor shall cooperate with Biogen in responding to or investigating any customer complaints and Adverse Events.

11.   SUSPENSION OF DISTRIBUTION AND RECALLS

11.1 If requested by Biogen as the result of a problem with Product quality or a directive from the FDA, Nova Factor shall suspend distribution of
      Product. If the suspension continues for more than *      (*) *
      Biogen will repurchase the Product held in inventory by Nova Factor at
      * and Nova Factor shall have
      the right to terminate this Agreement for material breach under Section
      14.3 excluding the thirty (30) day cure period.

11.2 Biogen shall promptly notify Nova Factor of any recalls initiated by Biogen or required by the FDA. Upon receipt of notice of a recall from Biogen, Nova Factor shall immediately notify the affected customers Biogen shall provide Nova Factor with the form of letter to be used in connection with notice of any recall which shall contain the



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

      appropriate instructions as to whether the customer should return or dispose of the affected Product. Biogen shall be responsible for the mailing, shipping and reasonable administrative expenses incurred by Nova Factor in connection with the recall as well as the cost of replacement Product for Nova Factor's customers, provided that the reason for the recall does not arise from (i) the negligence or intentional misconduct of Nova Factor or any of its agents or employees or (ii) failure of Nova Factor to follow applicable SOPs or to otherwise comply with the terms of this Agreement. Nova Factor shall cooperate in any recalls by providing relevant Product tracking information to Biogen.

11.3 Nova Factor shall maintain for two (2) years after termination or expiration of this Agreement such information as shall be reasonably required by Biogen to effect a Product recall after termination or expiration of this Agreement, and shall make such information available to Biogen, at Biogen's request, in the event of such a recall.

11.4 Nova Factor shall cooperate with Biogen in investigating any Product failure which resulted in the need for a recall.

12.   REPRESENTATIONS AND WARRANTIES OF NOVA FACTOR

12.1 In performing its obligations under this agreement, Nova Factor shall comply with all applicable laws and regulations, including federal and state pharmacy laws, laws relating to the disposal of pharmaceutical products and hazardous wastes, to the extent disposal of Product is Nova Factor's responsibility under this Agreement, and all applicable professional and industry standards and good business practices. Nova Factor shall use a dedicated, well-trained, knowledgeable team of employees to handle Product and to perform the services to be performed by Nova Factor under this Agreement.

12.2  *

12.3 Nova Factor represents that it is currently eligible to participate as a provider in the Medicaid program in each state in the Territory except those states listed on SCHEDULE F and agrees to maintain such eligibility during the term of the Agreement. Nova Factor may amend SCHEDULE F in its sole discretion to add additional states and shall provide Biogen with prompt notice of any such amendment, provided that Nova Factor shall not add any state to SCHEDULE F unless the state has changed its laws to require an in-state pharmacy presence for eligibility in its Medicaid program. Nova Factor shall remove a state from SCHEDULE F (and shall provide notice to Biogen of such removal) when the state no longer requires an in-state pharmacy presence for eligibility in the state's

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

      Medicaid program.

12.4 Nova Factor shall not take any action which would materially adversely affect its standing or that of Biogen in the industry or with respect to Product customer base or which would undermine the image of Product.

12.5 Nova Factor shall periodically, but not less frequently than once per year, perform written quality reviews of Nova Factor's performance in fulfilling its obligations under this Agreement, and shall provide Biogen with copies of such reviews. Nova Factor shall administer a validation checklist to each employee performing services related to Product upon completion of such employee's initial training and annually thereafter, and shall provide Biogen with copies of such checklists.

12.6 Nova Factor represents that it now has and shall maintain a full force during the term of this Agreement all federal and state pharmacy, wholesaler and other licenses or approvals required by Nova Factor to fulfill its obligations under this Agreement, except as otherwise set forth in Section 12.3, and except that Nova Factor shall not be required to maintain its licenses in any state which amends its laws and regulations to require an in-state pharmacy presence as a requirement for licensing if the new requirement would materially increase the costs incurred by Nova Factor in performing its obligations under this Agreement. Nova Factor shall provide Biogen with notice of any communications with Pharmacy licensing boards which relate to potential problems with facilities, operations or procedures used by Nova Factor in its distribution of Product, including notices of inquiries, investigations or inspections and resulting findings.

12.7 Nova Factor shall not make any performance claims or engage in any promotional activities with respect to Product except for the distribution of Product literature prepared by Biogen and any other activities expressly approved by Biogen.

12.8 Nova Factor shall not use the trademarks or tradenames of Biogen except to the extent contained in Product literature provided by Biogen and on Product labels or as otherwise approved by Biogen.

12.9 Nova Factor shall furnish to Biogen copies of quarterly and annual financial statements of Nova Factor and its parent (including balance sheet and income statements). Nova Factor shall promptly notify Biogen of any significant change to the business or financial condition of Nova Factor or any changes in its ownership or control. The financial statements provided to Biogen by Nova Factor and its parent under this Section shall be treated by Biogen as confidential information of Nova Factor under Section 17.2.

12.10 Nova Factor represents that it has the authority to enter into this Agreement and that its execution of this Agreement and its performance of its obligations hereunder will not conflict with and is not prohibited by any other agreement to which Nova Factor is a party.

12.11 In no event shall Nova Factor be liable for loss of profit or any other incidental or consequential damages of Biogen.



13.      REPRESENTATIONS AND WARRANTIES OF BIOGEN

13.1 Biogen shall be responsible for testing Product and ensuring that Product complies, when shipped to Nova Factor, with all applicable laws, regulations, directives and requirements of the FDA, including without limitation, packaging and labeling requirements, product warning requirements, product design and safety requirements and advertising requirements.

13.2 Biogen shall not use the trademark or tradenames of Nova Factor except to the extent necessary for activities contemplated under this Agreement.

13.3 Biogen warrants that, as of the date of shipment to Nova Factor, Product will conform to the Specifications, will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and will not be articles which may not, under the provisions of the Act, be introduced into interstate commerce. THE WARRANTIES CONTAINED IN THIS SECTION 13.3 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, BIOGEN DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Except as otherwise set forth in Section 16, Biogen's sole liability and Nova Factor's sole remedy for breach of warranty under this Agreement shall be for Biogen to repair or replace the defective Product or to credit Nova Factor's account in accordance with
         Section 3.4 and Section 9.1. In no event shall Biogen be liable for loss of profit or any other incidental or consequential damages of Nova Factor.

13.4 Biogen represents and warrants to Nova Factor that at the time of the first shipment of Product to Nova Factor, Biogen will have received approval from the FDA to market and sell Product in the Territory.

13.5 Biogen represents that it has the authority to enter into this Agreement and that its execution of this Agreement and its performance of its obligations hereunder will not conflict with and is not prohibited by any other Agreement to which Biogen is a party.



14.      TERM AND TERMINATION

14.1 This Agreement shall become effective on the date hereof and, unless earlier terminated in accordance with this Section, shall continue in effect for an initial term of three (3) years from the date of Commercial Launch.

14.2 Either party may terminate this Agreement for any reason, at any time after the first anniversary of the Commercial Launch, upon ninety (90) days prior written notice given after the first anniversary of Commercial Launch. In addition, Biogen shall have the right to terminate this Agreement immediately in the event the FDA rejects the PLA/ELA filing, or if Biogen withdraws its PLA/ELA filing.

14.3 Either party may terminate this Agreement (i) for a material breach by the other party upon thirty (30) days' prior written notice unless the breaching party cures the breach within such thirty (30) day period or (ii) in the event of any proceedings, voluntary or involuntary, in bankruptcy or insolvency, by or against the other party, or the appointment with or without the other parties' consent of a receiver for such party.

14.4 Upon receipt or delivery of a termination notice by Nova Factor or ninety (90) days prior to expiration of this Agreement at the end of the term, as applicable, the parties shall begin to transition distribution of Product for Nova Factor's customers to a party to be designated by Biogen. Transition of distribution under this Section
         14.4 shall mean the following:

               (i) Biogen shall as soon as possible begin referring Nova Factor customers who contact Biogen's customer service department to the designated distributor.

               (ii) At Biogen's request, Nova Factor shall provide notice to all of Nova Factor's customers of the change in distributors.

               (iii) Nova Factor shall complete any reimbursement clearances and Product shipments then underway, but otherwise shall refer customers to the designated distributor.

               (iv) Nova Factor shall transfer a copy of the Database and customer information, including prescription files, to the designated distributor, provided that if applicable patient confidentiality laws prohibit transfer of the customers' name to the designated distributor, Nova Factor shall transfer the Database and customer information using customer numbers instead of names.

               (v) Nova Factor's obligation to order additional Product when its inventory falls to a one-week supply shall cease and Biogen shall repurchase any Product held in inventory by Nova Factor on the date of termination at the price paid for the Product by Nova Factor.

         After receipt of the termination notice and during the period thereafter ending six months after termination, Nova Factor shall use reasonable efforts to cooperate with Biogen in ensuring the smooth transition of the services provided by Nova Factor under this Agreement to the distributor designated by Biogen, provided that after termination of this Agreement, Biogen shall reimburse Nova Factor for its reasonable out-of-pocket, non-personnel-related expenses associated with such cooperation.

14.5     Sections 9, 10, 11, 14.4, 15, 16, 17, and 22.7 shall survive termination or expiration of this Agreement.



15.      REGULATORY, INSPECTIONS, AUDITS

15.1 Nova Factor shall provide to the FDA or, at Biogen's request, shall provide to Biogen all documents and information requested by the FDA or by Biogen in support of its regulatory filings. Copies of all documents to be provided to the FDA shall be provided to Biogen in advance, if practicable, or otherwise within two (2) business days of delivery to the FDA. Nova Factor shall notify Biogen immediately upon receipt of notice of any inspection by the FDA directed specifically toward Product, and Biogen shall have the right to have an employee present at any such inspection, if allowed by law. Nova Factor shall notify Biogen immediately of any notices, requests for information or other communications related to Product from the U.S. Department of Health and Human Services or any other government agency or any state healthcare program or other state agency and, to the extent permitted under applicable law, shall give Biogen copies of such communications.

15.2 Nova Factor shall provide to Biogen, at Biogen's request, any information reasonably required in connection with Biogen investigations relating to recalled or returned Product or any requests of investigations by or filings with governmental bodies, including the FDA or in support of Biogen's applications to the FDA. Nova Factor shall respond within two (2) business days to any reasonable requests for information by Biogen.

15.3 Nova Factor shall from time to time submit to inquiries, audits and inspections by Biogen during normal business hours or at any other time during which the services being audited are ongoing. Biogen shall give Nova Factor at least two (2) business days prior notice of any audit or inspection and shall bear the costs of such audit or inspection.



16.      INDEMNIFICATION

16.1 Biogen shall at all times during the term of this Agreement and thereafter defend, indemnify and hold Nova Factor and its officers, directors, agents and employees harmless from and against any and all claims, suits, damages, liabilities, costs and expenses, including but not limited to court costs and reasonable attorneys' fees, incurred in connection with any third-party claim arising out of the use of any Product by an end-user, except to the extent caused by (i) the negligence or intentional misconduct of Nova Factor or any of its officers, directors, agents or employees or
         (ii) breach by Nova Factor of any of the terms of this Agreement or
         (iii) acts of Nova Factor or any of its officers, directors, agents or employees which are outside the scope of this Agreement.

16.2 Nova Factor shall at all times during the term of this Agreement and thereafter defend, indemnify and hold Biogen and its officers, directors, agents and employees harmless from and against any and all claims, suits, damages, liabilities, costs and expenses, including but not limited to court costs and reasonable attorneys' fees, incurred in connection with any third-party claim arising out of (i) the negligence or intentional misconduct of Nova Factor or any of its officers, directors, agents or employees, (ii) breach by Nova Factor of any of the terms of this Agreement, or (iii) acts of Nova Factor or any of its officers, directors, agents or employees which are outside the scope of this Agreement.

16.3 A party seeking indemnification under this Section shall give prompt notice of the claim to the other party and, provided that the indemnifying party is not contesting the indemnity obligation, shall permit the indemnifying party to control any litigation relating to such claim and disposition of any such claim, provided that the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to the parties being indemnified under this Section and the indemnifying party shall not settle or otherwise resolve any claim without prior notice to the indemnified party. The indemnified party shall cooperate with the indemnifying party in its defense of any claim for which indemnification is sought hereunder.



17.      CONFIDENTIALITY

17.1 Nova Factor agrees to treat any confidential or proprietary information obtained from Biogen and any confidential or proprietary information generated by Nova Factor in performing its obligations under this Agreement, including information regarding Biogen's pricing policies and reimbursement for the Product, information regarding the cost of providing services to Biogen and the information in the Database,and anything derived therefrom, (collectively, the "Biogen Information") as the confidential and exclusive property of Biogen, (except for the information in the Database which shall be joint property of Biogen and Nova Factor), and agrees not to disclose any of the Biogen Information to any third party without first obtaining the written consent of Biogen. Nova Factor agrees that it will use any Biogen Information only for purposes of performing its obligations hereunder and for no other purpose without the prior written consent of Biogen. Nova Factor further agrees to take all practicable steps to ensure that the Biogen Information will not be used by its directors, officers or employees, except on like terms of confidentiality as aforesaid, and will be kept confidential by them.

         The above provisions of confidentiality shall not apply to that part of the Biogen Information which Nova Factor is able to demonstrate by documentary evidence:

         (a)   was in Nova Factor's possession prior to receipt from Biogen;
               or

         (b)   was in the public domain at the time of receipt from Biogen; or

         (c) became part of the public domain through no fault of Nova Factor, its directors, officers or employees; or

         (d) was lawfully received by Nova Factor from some third party not disclosing the information on behalf of Biogen and having a right of further disclosure; or

         (e)   is required by law to be disclosed.

         Nova Factor agrees that, at Biogen's request, it shall return to Biogen all parts of the Biogen Information existing in documentary form, not including pharmacy records and will, at Biogen's request, return or destroy any copies thereof made by Nova Factor, its directors, officers or employees except that Nova Factor shall retain a copy of the Database, subject to the ongoing obligation of confidentiality. Nova Factor shall not dispose of the information in the Database without first offering in writing, given at least sixty
         (60) days prior to such disposal, to deliver the information to Biogen.

17.2 Biogen agrees to treat any confidential or proprietary information obtained from Nova Factor, (not including the Database, information about insurers' reimbursement policies with respect to Product and
         information used to calculate   *   ) and anything
         derived therefrom, (collectively, the "Nova Factor Information") as the confidential and exclusive property of Nova Factor, and Biogen agrees not to disclose any of the Nova Factor Information to any third party without first obtaining the written consent of Nova Factor, provided that Biogen may disclose Nova Factor Information to any third party providing reimbursement-related services to Biogen as long as the third party is obligated to Nova Factor to keep such information confidential. Biogen agrees that it will use any Nova Factor Information only for purposes of activities contemplated hereunder and for no other purpose without the prior written consent of Nova Factor. Biogen further agrees to take all practicable steps to ensure that the Nova Factor Information will not be used by its directors, officers or employees, except on like terms of confidentiality as aforesaid, and will be kept confidential by them.

         The above provisions of confidentiality shall not apply to that part of the Nova Factor Information which Biogen is able to demonstrate by documentary evidence:


         (a)   was in Biogen's possession prior to receipt from Nova Factor;
               or

         (b)   was in the public domain at the time of receipt from Nova
               Factor; or

         (c) became part of the public domain through no fault of Biogen, its directors, officers or employees; or

         (d) was lawfully received by Biogen from some third party not disclosing the information on behalf of Nova Factor and having a right of further disclosure; or

         (e)   is required by law to be disclosed.

         Biogen agrees that, at Nova Factor's request, it shall return to Nova Factor all parts of the Nova Factor Information existing in documentary form and will, at Nova Factor's request, return or destroy any copies thereof made by Biogen, its directors, officers, or employees.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

17.3 Nothing contained herein shall be deemed to grant to either party any rights or licenses under any patent applications or patents or to any know-how, technology, inventions or other intellectual property rights of the other party.

17.4 Notwithstanding anything to the contrary contained in Section 12.7, Nova Factor shall be permitted to disclose to potential and existing customers of Nova Factor as well as to potential purchasers of stock or assets of Nova Factor or other potential sources of capital (i) that Nova Factor distributes Product under an agreement with Biogen and (ii) the general nature of the relationship with Biogen. Nova Factor shall also be permitted to make such public statements regarding its relationship with Biogen as may be required by law, regulation or by obligations pursuant to any listing agreement with any securities exchange. Nova Factor shall not disclose the terms of this Agreement to any third party or, except as expressly set forth in this Section, make any public announcement of the existence of its relationship with Biogen without the prior written consent of Biogen except to its auditors and lawyers or as required by law.

17.5 The obligations of the parties under this Section 17 shall continue during the term of this Agreement and for a period ending five (5) years after termination or expiration of this Agreement.

18.    INSURANCE

       Nova Factor agrees (i) to obtain and maintain, while this Agreement is in effect, commercial general liability insurance, including product liability insurance, with coverage limits of not less than $1,000,000 per occurrence and $3,000,000 in the aggregate, and (ii) not to cancel the insurance or reduce the coverage without giving at least thirty
       (30) days prior written notice to Biogen. Nova Factor shall cause Biogen to be a notice party on each insurance policy such that Biogen shall receive notice of any cancellation or change in the policy. At the request of Biogen, Nova Factor shall provide Biogen with a copy of a certificate of insurance to verify that insurance with the required coverage is in effect.

19.    TRAINING

       Nova Factor shall be responsible for insuring that the personnel handling Product, dealing with customers and payors and performing the services contemplated under this Agreement are properly trained to perform their functions. Biogen and Nova Factor will jointly prepare a training manual and orientation program for Nova Factor and Biogen personnel to familiarize the personnel with the Product and the market.

20.    FACILITIES EXPANSION

       Nova Factor plans, at its sole expense, to extend its existing facilities and modify its existing procedures and processes. A facility expansion plan and procedures modification plan are attached as Schedule G.

21.    COMPETITIVE PRODUCTS

       As long as Nova Factor is the only home delivery preferred distributor approved by Biogen, other than distributors authorized to sell to Medicaid customers in the states listed on Schedule F, Nova Factor shall not distribute, as a reseller or as a consignee, or provide reimbursement assistance with respect to, any products which compete with Product in the treatment of multiple sclerosis.

22.    MISCELLANEOUS

22.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall have the right to assign this Agreement or its rights and obligations hereunder without the prior written consent of the other party, which such consent shall not be unreasonably withheld, except that Biogen may assign this Agreement or its rights and obligations hereunder to its Affiliates or successors in business who assume and agree to be bound by the terms hereof provided the entity has demonstrated financial ability to carry out Biogen's obligations hereunder.

22.2 This Agreement constitutes the entire and only agreement between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of both parties.

22.3 Any notice required by this Agreement shall be given by prepaid, first class, certified mail, return receipt requested, or by air courier, hand delivery or facsimile, to the parties at the following addresses:

            If to Biogen:

                 Biogen, Inc.
                 14 Cambridge Center
                 Cambridge, MA  02142
                 Attention: Vice President - Marketing and Sales with a copy to Vice President-General Counsel
                 Fax: (617) 679-2617

            If to Nova Factor, Inc.:

                 Nova Factor, Inc.
                 1785 Nonconnah Blvd.
                 Suite 114
                 Memphis, TN  38132
                 Attention: Chief Executive Officer
                 Fax: (901) 348-8261

                 with a copy to:

                 Thomas W. Bell, Jr.
                 Armstrong Allen Prewitt
                 Gentry Johnson & Holmes
                 Brinkley Plaza
                 80 Monroe Ave., Suite 700
                 Memphis, TN  38103-2467
                 Fax: (901) 524-4936

       Any notice sent under this Section shall be deemed delivered within five (5) days if sent by mail and within twenty-four (24) hours if sent by fax, courier or hand delivery.

22.4 Neither party shall be liable for any failure or delay caused by fires, flood, earthquakes, peril of the sea, accidents, explosions, sabotage, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, wars, acts, restraints, requisitions, regulations, or directions of governmental authorities, shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, or any other cause beyond its reasonable control.

22.5 Headings included herein are for convenience only, and shall not be used to construe this Agreement.

22.6 For the purposes of this Agreement, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. No party shall have authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing.

22.7 Except as required by law, neither party shall use the name of the other party or of any employee of the other party in connection with any publicity without the prior written approval of the other party.

22.8 If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement, except if the principal intent of the Agreement is frustrated by such reformation or deletion in which case this Agreement shall terminate.

22.9 Failure of either party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved or to terminate this Agreement as a result of any subsequent default or breach.

22.10 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

22.11 Unless waived by the parties, any dispute, controversy or claim between the parties arising out of or relating to this Agreement either during or after the term hereof (including the question as to whether any particular matter is arbitrable) shall be solely and finally settled by arbitration conducted in Memphis, Tennessee, if the arbitration is initiated by Nova Factor or in the Boston, Massachusetts metropolitan area, if the arbitration is initiated by Biogen, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force (the "Rules"). The party requesting arbitration shall serve upon the other party to the controversy, dispute or claim a written demand for arbitration stating the substance of the controversy, dispute or claim, the contention of the party requesting arbitration, and the name and address of the arbitrator appointed by it. The recipient of such demand shall within twenty (20) days after such receipt appoint an arbitrator and notify the party requesting arbitration of the identity of the arbitrator so selected, and the two arbitrators shall appoint a third, and the decision or award of any two arbitrators shall be final and binding upon the parties. In the event that the two arbitrators fail to appoint a third arbitrator within twenty (20) days of the appointment of the second arbitrator, either arbitrator, or any party to the arbitration, may apply to a judge of the United States District Court for the district in which the arbitration is held for the appointment of the third arbitrator and the appointment of such arbitrator by such judge or such application shall have precisely the same force and effect as if such arbitrator had been appointed by the two arbitrators. If for any reason the third arbitrator cannot be appointed in the manner prescribed by the preceding sentence, either regularly appointed arbitrator, or either party to the arbitration, may apply to the American Arbitration Association for appointment of the third arbitrator in accordance with the Rules. If the parties upon whom the demand for arbitration has been served fail or refuse to appoint an arbitrator within twenty (20) days, the single arbitrator shall have the right to decide alone, and such arbitrator's decision or award shall be final and binding upon the parties. The decision of the arbitrator shall be in writing and shall set forth the basis therefor. The parties shall abide by all awards rendered in arbitration proceedings, and all such awards may be enforced and executed in any court having jurisdiction over the party against whom enforcement of such award is sought. The party losing the dispute which was submitted to arbitration shall pay the administrative charges, arbitrator's fees, and related expenses of arbitration, and each parties legal fees incurred in connection with any such arbitration. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                  BIOGEN INC.

                                  By:     /s/ [illegible]
                                          --------------------
                                  Title:  President/CEO
                                          --------------------

                                  NOVA FACTOR, INC.

                                  By:     /s/ Randy Grow
                                          --------------------
                                  Title:  President

                                   SCHEDULE A


                                    PRODUCTS


Package containing four AVONEX-TM- beta interferon - 1a administration dose packs

                                   SCHEDULE B


SPECIFICATIONS

Each AVONEX-TM- beta interferon - 1(a) administration dose pack contains:

         1 single-use vial of AVONEX-TM- interferon beta - 1(a) (containing 30 mcg Interferon beta - 1a, Albumin Human, USP, Sodium Chloride, USP, Dibasic Sodium Phosphate, USP and Monobasic Sodium Phosphate, USP)

         1 single-use vial of diluent (containing 10mL (10cc) Sterile Water for Injection USP)

         2        alcohol swabs

         1        Syringe

         1        MicroPin-Registered Trademark-

         1        needle

         1        adhesive bandage

                                   SCHEDULE C

                                        *




*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE D

                                        *



*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE E

                                        *







*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                        *





*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                        *






*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                        *






*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE F


EXCLUSION FOR MEDICAID ELIGIBILITY

California
Colorado
Delaware
District of Columbia
Florida
Hawaii
Kansas
Maine
Massachusetts
Nevada
New Jersey
North Carolina
Rhode Island
South Carolina
Vermont
West Virginia
Wisconsin

                                   SCHEDULE G


FACILITIES EXPANSION AND PROCEDURE MODIFICATION PLAN

Blueprint of "Tenant Layout For Nova Factor, Century Center-Building C, Memphis, Tennessee", Project No. 9563, dated 9/8/95, prepared by The Crump Firm, Inc., 81 Monroe Building, Memphis, Tennessee.

         [Blueprints are intentionally omitted.]